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                                                               EXHIBIT 99.2

                           (FACE OF PROXY CARD)

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                         FIRST INTERSTATE BANCORP

                                   PROXY

                      SPECIAL MEETING OF STOCKHOLDERS

                                     , 1996

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                           MEETING ON     , 1996

  The undersigned hereby appoints     ,       and         , and each of them,
with full power of substitution as proxies, to vote all shares of Common Stock of First Interstate Bancorp ("First Interstate") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held , 1996 and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows.

  To adopt the Agreement and Plan of Merger, dated as of January 23, 1996, by and between Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), and to approve the transactions contemplated thereby, including the merger (the "Merger") of First Interstate with and into Wells Fargo.

     [_] FOR                   [_] AGAINST                  [_] ABSTAIN

 THE BOARD OF DIRECTORS OF FIRST INTERSTATE RECOMMENDS A VOTE FOR THE ADOPTION
                         OF THE MERGER AGREEMENT.

                       (PLEASE SIGN ON REVERSE SIDE)

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  THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED AS SPECIFIED. IF NO
SPECIFICATIONS ARE MADE, YOUR SHARES WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A MAJORITY OF SAID PROXIES, OR ANY SUBSTITUTE OR SUBSTITUTES, WHO SHALL BE PRESENT AND ACT AT THE MEETING (OR IF ONLY ONE SHALL BE PRESENT AND ACT, THEN THAT ONE) SHALL HAVE ALL THE POWERS OF SAID PROXIES HEREUNDER.

  PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

                            Date
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                            Signature(s)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS. IF SHARES ARE HELD JOINTLY, ANY ONE OF THE JOINT OWNERS MAY SIGN. ATTORNEYS-IN-FACT, EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATION OFFICERS SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING.



                          (REVERSE OF PROXY CARD)